Exhibit 99.1

For Release: 1:45 p.m. ET

September 1, 2009

GM August Sales Total 246,479;

Highest Total and Retail Sales in 2009;

“Cash for Clunkers” Vehicles Up 42 Percent Retail

Compared with Last Year

•	August month-over-month retail sales increase led by core brands: Chevrolet, GMC, Buick and Cadillac, which were up 21 percent collectively

•	Chevrolet, led by the Camaro – the hottest car in America – Cobalt, Aveo and the all-new Equinox, had a 35 percent month-over-month total sales improvement

•	Sales of the all-new Chevrolet Equinox up 189 percent compared with August 2008

•

CARS (Cash for Clunkers) program drives showroom traffic to GM’s strong portfolio of fuel-efficient new vehicles: Chevrolet Aveo total sales up 159 percent; crossovers Equinox and HHR up 189 and 26 percent respectively; Cobalt up 14 percent. GMC Canyon and Chevrolet Colorado mid-pickup total sales climb 18 percent over last year

•	Inventory at an all-time low – about 379,000 vehicles in stock

•	GM responds to dealers by extending California eBay sales program through the end of September

DETROIT – General Motors continued to rebuild sales momentum in August as dealers in the United States delivered 246,479 vehicles, far and away the company’s highest total and retail sales performance of 2009. The August total, when compared with a very strong sales performance in August 2008 and lower fleet sales this year, was down 20 percent. Retail sales were down 17 percent while fleet sales declined 29 percent. However, when comparing GM’s strong August total sales with July, volume was up more than 57,000 vehicles, or 30 percent month-over-month. The hugely successful Federal “Cash for Clunkers” program contributed to the increase, and GM has announced it will ramp up production to restock already tight dealer inventories.

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“The Cash for Clunkers program was certainly a success, but our momentum continues to build on the strength of our new cars and crossovers such as the Chevrolet Malibu, Equinox and Camaro. Now we have the Buick Lacrosse, Cadillac SRX and GMC Terrain hitting the market,” said Mark LaNeve, vice president, U.S. sales. “We believe the program was a strong shot in the arm for the economy and that our four core brands – Chevrolet, GMC, Buick and Cadillac – are well positioned with new products to take advantage of the ongoing recovery in the market. Our new vehicles are contributing to our stable share performance for the past five months – running in the 20 percent range.”

Compared with a strong performance in August 2008, driven by the “Employee Discount for Everyone” promotion that resulted in the highest monthly sales total last year, GM’s overall sales declined 62,338 vehicles, or 20 percent. Retail sales of 187,410 vehicles were down 17 percent, while fleet sales of 59,069 vehicles were off 29 percent. GM total car sales of 118,744 were down 5 percent compared with a year ago and truck sales of 127,735 were down 31 percent.

When compared with July’s retail performance, there were several product highlights in August for GM’s core brands:

•	Core brand (Chevrolet, Buick, GMC and Cadillac) total sales increased 29 percent with retail sales increasing 21 percent.

•

Chevrolet retail sales increased 28 percent. Chevrolet Aveo, Cobalt, Impala, Malibu and Camaro contributed to a Chevrolet car retail increase of 53 percent. Aveo had its best sales month ever. Chevrolet truck sales increased 13 percent, led by increases by Silverado, Colorado, HHR, and the all new Equinox and Traverse.

•

GMC retail sales increased 3 percent. The Canyon mid-pickup saw a total sales increase of 51 percent. The Sierra pickup and Acadia crossover also reported retail increases compared with the prior month.

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GM/eBay Program Extended in California

“We’re very pleased with the sales performance in our Western region (basically the western third of the country), where sales were up more than 41 percent compared with July, led by Chevrolet, GMC and Buick,” LaNeve said. “We’ve put a lot of advertising into the California eBay project, and it appears customers are responding. Nearly 4,000 shoppers negotiated a new vehicle price with our California dealers in the first three weeks of the program.

“Our California dealers support the program and with more than one million visitors and 1.4 million completed searches so far, dealers feel the eBay project is generating significant awareness and consideration of Chevy, Buick, GMC and Pontiac products. So, we’re extending the eBay program through the end of the month. Once the California program winds up, we’ll take a look at the results and determine if we should roll it out nationally later this year,” he added.

A total of 1,708 GM hybrid vehicles were delivered in the month. So far, in 2009, GM has delivered 11,544 hybrid vehicles.

Noncore brand total sales were mixed, largely due to the Cash for Clunkers program. When compared with July, Pontiac increased 36 percent; Saturn was up 42 percent, however HUMMER dropped 3 percent and Saab declined 16 percent.

GM inventories dropped compared with a year ago, and remained significantly below the half-million mark at historically low levels. At the end of August, about 379,000 vehicles were in stock, down about 357,000 vehicles (or 49 percent) compared with last year, and down approximately 19 percent compared with July. There were about 150,000 cars and 229,000 trucks (including crossovers) in inventory at the end of August.

GM Certified Sales

GM Certified Used Vehicles, Saturn Certified Pre-Owned Vehicles, Cadillac Certified Pre-Owned Vehicles, Saab Certified Pre-Owned Vehicles, and HUMMER Certified Pre-Owned Vehicles, combined sold 30,084 vehicles, up slightly from last month.

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GM Certified Used Vehicles showed a small gain in August sales of 26,321 vehicles from last month; however, sales were down 25 percent from August 2008. Saturn Certified Pre-Owned Vehicles sold 875 vehicles, down 13 percent. Cadillac Certified Pre-Owned Vehicles sold 2,285 vehicles, down 43 percent. Saab Certified Pre-Owned Vehicles sold 432 vehicles, down 45 percent. HUMMER Certified Pre-Owned Vehicles sold 171 vehicles, down 32 percent.

“We and our GM Certified Used dealers remain optimistic and are seeing success in certain markets,” said LaNeve. “While the CARs program did not directly benefit our certified dealers, it has renewed consumer confidence and is driving traffic into our dealerships. Our Certified Used dealers remain diligent in providing consumers the largest selection of vehicles in the industry, along with our industry-leading 100,000 mile/five-year (whichever comes first) limited powertrain warranty, and the 12-month/12,000 mile bumper-to-bumper warranty.”

GM North America reports August 2009 production; Q3 2009 production forecast remains unchanged at 535,000 vehicles; Initial Q4 2009 production forecast at 655,000 vehicles, a significant improvement from previous 2009 levels.

In August, GM North America produced 196,000 vehicles (78,000 cars and 118,000 trucks). This is down 145,000 vehicles or 43 percent compared with August 2008 when the region produced 341,000 vehicles (158,000 cars and 183,000 trucks). (Production totals include joint venture production of 15,000 vehicles in August 2009 and 18,000 vehicles in August 2008.)

The region’s 2009 fourth-quarter production forecast is initially set at 655,000 vehicles (262,000 cars and 393,000 trucks), which is down about 20 percent compared with a year ago. GM North America built 815,000 vehicles (365,000 cars and 450,000 trucks) in the fourth-quarter of 2008. However, Q4 2009 production volumes represent over a 20 percent increase vs. Q3 2009, the third consecutive quarterly increase this year.

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About General Motors: General Motors Company, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 219,000 people in every major region of the world and does business in some 140 countries. GM and its strategic partners produce cars and trucks in 34 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Opel, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors Company acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors Company can be found at www.gm.com

# # #

Contact:

John McDonald

General Motors Company

313-667-3714 (office)

313-418-2139 (mobile)

john.m.mcdonald@gm.com

General Motors dealers in the United States reported the following deliveries:

*S/D Curr: 26	August				(Calendar Year-to-Date) January - August
*S/D Prev: 27	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Vehicle Total	246,479	308,817	-20.2	-17.1	1,390,278	2,148,943	-35.3
Car Total	118,744	124,441	-4.6	-0.9	604,650	919,283	-34.2
Light Truck Total	126,806	182,844	-30.6	-28.0	776,574	1,210,577	-35.9
Light Vehicle Total	245,550	307,285	-20.1	-17.0	1,381,224	2,129,860	-35.1
Truck Total	127,735	184,376	-30.7	-28.1	785,628	1,229,660	-36.1
GM Vehicle Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	8,612	17,833	-51.7	-49.9	62,934	99,009	-36.4
Cadillac Total	6,931	15,405	-55.0	-53.3	61,685	117,136	-47.3
Chevrolet Total	168,130	185,080	-9.2	-5.7	890,010	1,287,568	-30.9
GMC Total	23,145	42,194	-45.1	-43.0	163,476	266,861	-38.7
HUMMER Total	777	2,160	-64.0	-62.6	7,767	20,195	-61.5
Pontiac Total	29,921	24,257	23.3	28.1	140,739	202,384	-30.5
Saab Total	484	1,503	-67.8	-66.6	6,444	15,597	-58.7
Saturn Total	8,479	20,385	-58.4	-56.8	57,223	140,193	-59.2

GM Vehicle Total	246,479	308,817	-20.2	-17.1	1,390,278	2,148,943	-35.3

GM Car Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	4,461	11,734	-62.0	-60.5	34,064	66,645	-48.9
Cadillac Total	3,804	10,982	-65.4	-64.0	40,558	78,249	-48.2
Chevrolet Total	77,373	70,334	10.0	14.2	370,815	513,756	-27.8
Pontiac Total	28,907	22,530	28.3	33.2	131,854	186,952	-29.5
Saab Total	404	1,298	-68.9	-67.7	4,738	13,071	-63.8
Saturn Total	3,795	7,563	-49.8	-47.9	22,621	60,610	-62.7

GM Car Total	118,744	124,441	-4.6	-0.9	604,650	919,283	-34.2

GM Light Truck Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	4,151	6,099	-31.9	-29.3	28,870	32,364	-10.8
Cadillac Total	3,127	4,423	-29.3	-26.6	21,127	38,887	-45.7
Chevrolet Total	90,352	114,090	-20.8	-17.8	515,045	766,286	-32.8
GMC Total	22,621	41,318	-45.3	-43.1	158,572	255,304	-37.9
HUMMER Total	777	2,160	-64.0	-62.6	7,767	20,195	-61.5
Pontiac Total	1,014	1,727	-41.3	-39.0	8,885	15,432	-42.4
Saab Total	80	205	-61.0	-59.5	1,706	2,526	-32.5
Saturn Total	4,684	12,822	-63.5	-62.1	34,602	79,583	-56.5

GM Light Truck Total	126,806	182,844	-30.6	-28.0	776,574	1,210,577	-35.9

*	Twenty-six selling days (S/D) for the August period this year and twenty-seven for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 1 of 3

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GM Car Deliveries - (United States)

August 2009

	August				(Calendar Year-to-Date) January - August
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Selling Days (S/D)	26	27			26	27
LaCrosse	2,816	5,814	-51.6	-49.7	14,226	29,045	-51.0
Lucerne	1,645	5,920	-72.2	-71.1	19,838	37,600	-47.2

Buick Total	4,461	11,734	-62.0	-60.5	34,064	66,645	-48.9

CTS	2,584	5,867	-56.0	-54.3	25,526	43,119	-40.8
DTS	832	4,022	-79.3	-78.5	9,843	22,409	-56.1
STS	337	975	-65.4	-64.1	4,609	11,765	-60.8
XLR	51	118	-56.8	-55.1	580	956	-39.3

Cadillac Total	3,804	10,982	-65.4	-64.0	40,558	78,249	-48.2

Aveo	12,733	4,917	159.0	168.9	29,580	42,614	-30.6
Camaro	8,680	0	***.*	***.*	31,190	0	***.*
Cobalt	17,393	15,281	13.8	18.2	78,504	145,941	-46.2
Corvette	746	4,242	-82.4	-81.7	9,210	21,066	-56.3
Impala	20,473	30,271	-32.4	-29.8	113,809	182,591	-37.7
Malibu	17,348	15,618	11.1	15.3	108,516	120,830	-10.2
Monte Carlo	0	5	***.*	***.*	6	701	-99.1
SSR	0	0	***.*	***.*	0	13	***.*

Chevrolet Total	77,373	70,334	10.0	14.2	370,815	513,756	-27.8

G3 Wave	2,563	0	***.*	***.*	4,878	0	***.*
G5	2,467	2,644	-6.7	-3.1	10,046	17,800	-43.6
G6	13,133	10,437	25.8	30.7	60,948	109,380	-44.3
G8	1,521	1,915	-20.6	-17.5	19,616	9,657	103.1
GTO	0	0	***.*	***.*	0	52	***.*
Grand Prix	5	374	-98.7	-98.6	252	7,879	-96.8
Solstice	578	917	-37.0	-34.5	3,917	9,030	-56.6
Vibe	8,640	6,243	38.4	43.7	32,197	33,154	-2.9

Pontiac Total	28,907	22,530	28.3	33.2	131,854	186,952	-29.5

9-2X	0	0	***.*	***.*	0	3	***.*
9-3	352	1,100	-68.0	-66.8	3,953	11,125	-64.5
9-5	52	198	-73.7	-72.7	785	1,943	-59.6

Saab Total	404	1,298	-68.9	-67.7	4,738	13,071	-63.8

Astra	1,056	1,994	-47.0	-45.0	5,824	7,914	-26.4
Aura	2,346	4,671	-49.8	-47.8	14,422	44,811	-67.8
ION	0	1	***.*	***.*	12	312	-96.2
Sky	393	897	-56.2	-54.5	2,363	7,573	-68.8

Saturn Total	3,795	7,563	-49.8	-47.9	22,621	60,610	-62.7

GM Car Total	118,744	124,441	-4.6	-0.9	604,650	919,283	-34.2

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 2 of 3

3-1P

GM Truck Deliveries - (United States)

August 2009

	August				(Calendar Year-to-Date) January - August
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Selling Days (S/D)	26	27			26	27
Enclave	4,151	6,078	-31.7	-29.1	28,824	31,729	-9.2
Rainier	0	2	***.*	***.*	4	110	-96.4
Rendezvous	0	0	***.*	***.*	9	23	-60.9
Terraza	0	19	***.*	***.*	33	502	-93.4

Buick Total	4,151	6,099	-31.9	-29.3	28,870	32,364	-10.8

Escalade	1,031	1,972	-47.7	-45.7	9,648	16,075	-40.0
Escalade ESV	530	941	-43.7	-41.5	3,979	7,637	-47.9
Escalade EXT	165	430	-61.6	-60.2	1,596	3,160	-49.5
SRX	1,401	1,080	29.7	34.7	5,904	12,015	-50.9

Cadillac Total	3,127	4,423	-29.3	-26.6	21,127	38,887	-45.7

Chevy C/T Series	4	25	-84.0	-83.4	35	213	-83.6
Chevy W Series	71	114	-37.7	-35.3	525	1,222	-57.0
Colorado	4,653	4,145	12.3	16.6	25,472	41,485	-38.6
Equinox	13,157	4,561	188.5	199.6	49,142	52,757	-6.9
Express	5,611	7,869	-28.7	-26.0	36,937	54,660	-32.4
HHR	11,064	8,776	26.1	30.9	50,197	71,112	-29.4
Kodiak 4/5 Series	295	440	-33.0	-30.4	2,798	4,969	-43.7
Kodiak 6/7/8 Series	35	77	-54.5	-52.8	792	1,122	-29.4
Suburban (Chevy)	4,101	5,408	-24.2	-21.3	22,103	37,318	-40.8
Tahoe	6,008	10,039	-40.2	-37.9	42,401	69,964	-39.4
TrailBlazer	368	11,923	-96.9	-96.8	8,090	56,508	-85.7
Traverse	11,465	0	***.*	***.*	58,834	0	***.*
Uplander	68	1,573	-95.7	-95.5	1,595	37,542	-95.8

Avalanche	1,436	4,031	-64.4	-63.0	10,287	24,866	-58.6
Silverado-C/K Pickup	32,421	55,765	-41.9	-39.6	209,987	320,074	-34.4
Chevrolet Fullsize Pickups	33,857	59,796	-43.4	-41.2	220,274	344,940	-36.1

Chevrolet Total	90,757	114,746	-20.9	-17.9	519,195	773,812	-32.9

Acadia	5,497	7,337	-25.1	-22.2	37,831	51,003	-25.8
Canyon	1,733	1,285	34.9	40.1	8,076	11,280	-28.4
Envoy	291	3,554	-91.8	-91.5	4,346	17,583	-75.3
GMC C/T Series	36	34	5.9	10.0	344	353	-2.5
GMC W Series	133	188	-29.3	-26.5	1,271	1,904	-33.2
Savana	825	2,142	-61.5	-60.0	9,088	15,958	-43.1
Sierra	11,657	20,297	-42.6	-40.4	72,189	115,067	-37.3
Terrain	472	0	***.*	***.*	475	0	***.*
Topkick 4/5 Series	261	298	-12.4	-9.0	1,946	6,507	-70.1
Topkick 6/7/8 Series	94	356	-73.6	-72.6	1,343	2,793	-51.9
Yukon	1,293	4,077	-68.3	-67.1	17,282	27,019	-36.0
Yukon XL	853	2,626	-67.5	-66.3	9,285	17,394	-46.6

GMC Total	23,145	42,194	-45.1	-43.0	163,476	266,861	-38.7

HUMMER H1	0	4	***.*	***.*	0	17	***.*
HUMMER H2	118	548	-78.5	-77.6	1,271	4,755	-73.3
HUMMER H3	457	1,608	-71.6	-70.5	4,784	15,423	-69.0
HUMMER H3T	202	0	***.*	***.*	1,712	0	***.*

HUMMER Total	777	2,160	-64.0	-62.6	7,767	20,195	-61.5

Montana SV6	0	0	***.*	***.*	0	64	***.*
Torrent	1,014	1,727	-41.3	-39.0	8,885	15,368	-42.2

Pontiac Total	1,014	1,727	-41.3	-39.0	8,885	15,432	-42.4

9-7X	80	205	-61.0	-59.5	1,706	2,526	-32.5

Saab Total	80	205	-61.0	-59.5	1,706	2,526	-32.5

Outlook	1,012	3,172	-68.1	-66.9	10,175	18,600	-45.3
Relay	0	1	***.*	***.*	12	156	-92.3
VUE	3,672	9,649	-61.9	-60.5	24,415	60,827	-59.9

Saturn Total	4,684	12,822	-63.5	-62.1	34,602	79,583	-56.5

GM Truck Total	127,735	184,376	-30.7	-28.1	785,628	1,229,660	-36.1

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 3 of 3

GM Production Schedule - 09/01/09

						Memo: Joint Venture
	GMNA				Total Worldwide	GMNA		GMIO [2]
Units 000s	Car [1]	Truck [1]	Total	GMIO [2]		Car [1]	Truck [1]
2009 Q3 # *	210	325	535	1,114	1,649	7	30	423
O/(U) prior forecast	0	0	0	63	63	0	0	34
2009 Q4 #	262	393	655	995	1,650	0	49	338
O/(U) prior forecast	0	0	0	0	0	0	0	0

	GMNA				Total Worldwide	GMNA		GMIO [2]
Units 000s	Car [1]	Truck [1]	Total	GMIO [2]		Car [1]	Truck [1]
2003
1st Qtr.	591	860	1,451	695	2,146	19	24	NA
2nd Qtr.	543	837	1,380	706	2,086	19	24	NA
3rd Qtr.	492	753	1,245	648	1,893	20	17	NA
4th Qtr.	558	827	1,385	736	2,121	16	20	NA

CY	2,184	3,277	5,461	2,785	8,246	74	85	NA

2004
1st Qtr.	525	820	1,345	928	2,273	19	19	247
2nd Qtr.	543	846	1,389	1,012	2,401	18	48	284
3rd Qtr.	463	746	1,209	910	2,119	16	43	261
4th Qtr.	466	811	1,277	1,028	2,305	17	47	324

CY	1,997	3,223	5,220	3,878	9,098	70	158	1,116

2005
1st Qtr.	470	712	1,182	1,022	2,204	16	51	286
2nd Qtr.	458	789	1,247	1,094	2,341	17	49	337
3rd Qtr.	423	723	1,146	1,028	2,174	15	50	199
4th Qtr.	483	798	1,281	1,051	2,332	14	68	197

CY	1,834	3,022	4,856	4,195	9,051	62	218	1,019

2006
1st Qtr.	496	759	1,255	1,160	2,415	18	50	246
2nd Qtr.	462	775	1,237	1,183	2,420	17	58	258
3rd Qtr.	417	633	1,050	1,022	2,072	12	48	202
4th Qtr.	446	661	1,107	1,167	2,274	11	43	260

CY	1,821	2,828	4,649	4,532	9,181	58	199	966

2007
1st Qtr.	399	664	1,063	1,277	2,340	15	35	287
2nd Qtr.	402	740	1,142	1,268	2,410	12	42	264
3rd Qtr.	367	653	1,020	1,136	2,156	11	39	252
4th Qtr.	358	684	1,042	1,337	2,380	11	45	323

CY	1,526	2,741	4,267	5,019	9,286	49	161	1,126

2008
1st Qtr.	360	525	885	1,348	2,233	12	42	336
2nd Qtr.	382	452	834	1,390	2,224	20	36	320
3rd Qtr.	436	479	915	1,124	2,039	21	29	265
4th Qtr.	365	450	815	833	1,648	17	12	261

CY	1,543	1,906	3,449	4,695	8,144	70	119	1,182

2009
1st Qtr.	116	255	371	959	1,330	11	8	363
2nd Qtr.	170	225	395	1,143	1,538	11	17	474
3rd Qtr. #	210	325	535	1,114	1,649	7	30	423
4th Qtr. #	262	393	655	995	1,650	0	49	338

CY	758	1,198	1,956	4,211	6,167	29	104	1,598

*	Variance reported only if current production estimate differs from prior production estimate by 5K units or more
#	Denotes estimate

All Numbers may vary due to rounding

General Motors Company acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other materials refer to operations of the old General Motors Corporation

This report is governed by the Forward Looking Statements language found in the Terms and Conditions on the GM Investor Information website: http://www.gm.com/corporate/investor_information/terms.jsp.

[1]	GMNA includes joint venture production - HUMMER and CAMI units included in GMNA Truck and production historically classified as joint venture production - NUMMI units included in GMNA car
[2]

GMIO includes GM-AvtoVAZ, SAIC-GM-Wuling and GM Daewoo Auto Technologies (GMDAT) joint venture production beginning in Q1 2004 (Starting in Q3 2005, GMIO joint venture production does not include GMDAT); and GM Egypt, Shanghai GM Norsom Motors (formerly Jinbei GM) and Shanghai GM joint ventures.